Exhibit 99.1

For immediate release
Clean Diesel Technologies, Catalytic Solutions
Announce Plans to Merge
Combined Companies’ 2009 Revenue in Excess of $50 Million
BRIDGEPORT, CT and VENTURA, CA, May 14, 2010. Clean Diesel Technologies, Inc. (“CDTI”) (NASDAQ: CDTI), a cleantech emissions reduction company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications and Catalytic Solutions, Inc. (“CSI”) (AIM: CTS and CTSU), a global manufacturer and distributor of emissions control systems and products, focused in the heavy duty diesel and light duty vehicle markets, announced today that they have entered into a definitive merger agreement. The proposed merger will combine the businesses of CDTI and CSI whereby CSI will become a wholly-owned subsidiary of CDTI. In exchange for their shares of CSI common stock, current security holders of CSI will receive shares of CDTI common stock and warrants to purchase CDTI common stock.
Under the terms of the merger agreement announced today:
•	CSI will merge with a newly-formed subsidiary of CDTI, a wholly-owned California merger subsidiary created solely for this transaction, with CSI remaining as the surviving corporation and becoming a wholly-owned subsidiary of CDTI, subject to potential dilution through the exercise of currently out-of-the-money options and warrants.
•	Immediately after the Merger, existing CDTI stockholders and participants in the CDTI Regulation S offering described below are expected to own approximately 40% of the outstanding shares of CDTI common stock (with approximately 3% of the total outstanding expected to be held by participants in the CDTI Regulation S offering). The existing CSI shareholders and participants in the CSI private placement described below and CSI’s financial advisor are expected to own approximately 60% of the outstanding shares of CDTI common stock (with approximately 40% of the total outstanding expected to be held by participants in the CSI private placement and approximately 16% of the total outstanding expected to be held by CSI’s existing shareholders). Final ownership percentages are subject to adjustment based on the relevant cash position of each of CSI and CDTI as of the earlier of June 30, 2010 and the closing of the Merger, but the percentage of outstanding shares of CDTI common stock to be owned by CSI’s current shareholders and the participants in CSI’s private placement and CSI’s financial advisor, as a group, can not be less than 48% or more than 90%. The foregoing percentages do not include shares underlying warrants.

•	The board of directors of the combined company is expected to comprise seven directors, four from CSI (Charles F. Call, Alexander “Hap” Ellis, III, Charles R. Engles Ph.D. and Bernard H. Cherry) and three from CDTI (Mungo Park, Michael L. Asmussen and Derek R. Gray).

•	The management team of the combined company is expected to be composed of the following members of the current management team of CSI: Charles F. Call, Nikhil A. Mehta and Stephen J. Golden Ph.D., and Michael L. Asmussen, a member of the current management team of CDTI.

•	CDTI’s certificate of incorporation will be amended to increase its authorized capital stock to 35,100,000 shares.

•	CDTI will effect a reverse stock split to accommodate the listing on NASDAQ of the shares to be issued to CSI shareholders in the merger.
In parallel with this transaction, each company will undertake a capital raise prior to the merger in order to meet the target cash thresholds set out in the Merger Agreement that would ensure CSI shareholders, including those participating in the capital raise, would receive 60% of the shares of the combined company and CDTI shareholders, including those participating in the capital raise, would own 40% of the shares of the combined company, and, in the case of CSI, to raise cash for operations prior to the Merger. CDTI has obtained commitments to raise $1.0 million at the time of the Merger through the sale of common stock and warrants pursuant to a Regulation S offering and CSI is contemplating raising $4.0 million, half prior to the Merger and half at the time of the Merger, through a private placement of convertible subordinated notes to a group of accredited investors, which will convert into equity at the time of the Merger.
CDTI expects to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission prior to the close of business on Friday, May 14, 2010. Said Registration Statement will contain additional details regarding the terms of the transaction.

Michael L. Asmussen, CDTI’s Chief Executive Officer and President, issued the following statement:
“On behalf of the CDTI board of directors, I am extremely pleased to announce this agreement. It is the culmination of many months of preparation and extensive strategic analysis made possible by the patience and support of our stockholders. The board decided unanimously that this agreement is in the best interests of CDTI and its stockholders and represents a compelling strategic opportunity to expand its product offerings, customer base, and operational scale, thereby strengthening its position in the emissions control industry. The complementary nature of the companies creates the potential for financial stability and significant operational synergies to help mitigate risk and improve operating flexibility. The merger addresses several CDTI objectives by immediately broadening the technology portfolio and improving global OEM channel access for CDTI intellectual property. Moreover, the resulting company’s large number of verified products and greater scale is expected to provide additional sales revenue and the market credibility critical to future success.”
Charles F. Call, CSI’s Chief Executive Officer, issued the following statement:
“The CSI board of directors is very pleased to announce this agreement with CDTI. We believe this is a very important strategic and practical step for both companies that will provide a solid foundation for future success. The board of directors has determined through an extensive review process that the transactions are in the best interests of CSI and its shareholders. The merger allows CSI shareholders to gain access to the NASDAQ market, participate in the future performance of both CSI and CDTI and positions the ‘new’ company to pursue a more aggressive growth strategy in the diesel emissions reduction business.
The merger will allow CSI access to a better capitalized business, with a greater ability to pursue new business opportunities and to help create financial stability so that we can better serve our customers. Since the second half of 2008, we have made significant progress in improving CSI’s liquidity, reducing debt and reducing operating costs. We believe that the merger transaction, along with the proposed financing transaction, will create a new entity well positioned to grow revenues and achieve profitability and will benefit from a stronger recapitalized balance sheet. In addition, the new combined company is expected to continue to be listed on the NASDAQ capital market in the United States, thereby providing liquidity to our shareholders.”
With combined 2009 revenues in excess of $50 million, the merged company will offer a broad portfolio of verified products and a technologically advanced intellectual property portfolio—both of which will enable it to appeal to a broad and diversified customer base and provide a platform for additional complementary acquisitions.
The merged company is expected to operate under the name of Clean Diesel Technologies for the foreseeable future and will have its corporate offices in Ventura, California, with manufacturing centers in Oxnard, California; Toronto, Canada; and Malmo, Sweden. An integrated global sales team and sales offices in key locations will support a broad, multi-channel product portfolio.

CDTI plans to schedule an informational conference call intended to provide stockholders and investors an opportunity to learn more about the proposed transaction. Further details will be announced in the coming days.
Information about Clean Diesel and CSI
Clean Diesel Technologies, Inc.
Clean Diesel Technologies (NASDAQ: CDTI) is a cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Clean Diesel’s patented technologies and products allow manufacturers and operators to comply with increasingly strict regulatory emissions and air quality standards, while also improving fuel economy and power.
CDTI’s solutions significantly reduce emissions formed by the combustion of fossil fuels and biofuels (without increasing secondary emissions such as nitrogen dioxide, NO2), including particulate matter (PM), nitrogen oxides (NOx), carbon monoxide (CO) and hydrocarbons (HC). As a result, they are effective for: OEMs, Tier 1 suppliers and retrofit providers; businesses entering the emissions control market seeking solutions and expertise; operators requiring compliant emissions solutions; fuel, biofuels and additive suppliers seeking low emissions and energy efficient products; and regulators creating public policy. Clean Diesel’s solutions, therefore, are ideal for such markets as: on-road vehicles, construction, mining, agriculture, port/freight handling, locomotive, marine, and power generation.

Clean Diesel develops and manages intellectual property from original concept to full-scale commercial deployment. Building on its more than 200 granted and pending patents, its offerings include ARIS® selective catalytic reduction (SCR); the patented combination of SCR and exhaust gas recirculation (EGR); hydrocarbon injection for emissions control applications; Platinum Plus® Fuel-Borne Catalyst (FBC); the Purifier™ family of particulate filter systems; and its wire mesh filter particulate filter technologies. CDTI was founded in 1995 and is headquartered in Bridgeport, Connecticut. A wholly-owned subsidiary, Clean Diesel International, LLC is based in London, England. For more information, please visit www.cdti.com.
Catalytic Solutions, Inc.
Catalytic Solutions, Inc. is a global manufacturer and distributor of emissions control systems and products, focused in the heavy duty diesel (HDD) and light duty vehicle (LDV) markets. Since being founded in 1996, CSI has grown from a provider of unique catalysts to the automotive industry (gasoline and diesel engines) to a provider of both catalysts and systems in growing clean technology markets, including heavy duty diesel systems and catalysts for energy systems. Catalytic Solutions’ emissions control systems and products are designed to deliver high value to its customers while benefiting the global environment through air quality improvement, sustainability and energy efficiency. Catalytic Solutions’ businesses include:
•	HDD Systems (Engine Control Systems), a full range of products for the original equipment manufacturer (OEM), occupational health driven and verified retrofit markets in order to reduce exhaust emissions created by on-road, off-road and stationary diesel and alternative fuel engines including propane and natural gas.

•	LDV/HDD Catalysts, the business behind Catalytic Solutions’ proprietary Mixed Phase Catalyst (MPC®) technology, enabling CSI to produce catalyst formulations for gasoline, diesel and natural gas induced emissions that offer superior performance, proven durability and cost effectiveness for multiple markets and a wide range of applications.
For more information, please visit www.catalyticsolutions.com.
Safe Harbor
This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding revenues of the combined company, and assume that the Merger will be completed. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such factors include, among others, unanticipated issues associated with obtaining necessary approvals to complete the transaction, the ability to complete the interim capital raises to meet the target cash conditions, obtaining NASDAQ approval for the listing of the CDTI shares to be issued in the merger and continued listing of the combined company, or other unexpected issues that could impact the closing of the merger. Both CDTI and CSI disclaim any obligation to update or revise any forward-looking statements.

Important Legal Information
Any offering of securities in connection with the merger will be made only by means of a prospectus. An S-4 registration statement relating to these securities shall be filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
In connection with the proposed merger, CDTI will file with the Securities and Exchange Commission (the “SEC”), and will furnish to its stockholders, a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed, because it will contain important information about the proposed merger. Stockholders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free copy of the proxy statement and other relevant documents (when available) by directing a request to Clean Diesel Technologies, Inc., 10 Middle Street, Suite 1100, Bridgeport, CT 06604-4244, Attention: Chief Financial Officer, or in Europe to the Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU, Attention: Capital IRG, Foreign Department.
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For Further Information Contact:
John Wynne
Vice President, Treasurer and Interim Chief Financial Officer
Clean Diesel Technologies, Inc.
10 Middle Street, Suite 1100
Bridgeport, CT 06604-4244
Office (203) 416-5290
jwynne@cdti.com
Nikhil A. Mehta
Chief Financial Officer
Catalytic Solutions, Inc.
4567 Telephone Road, Suite 206
Ventura, CA 93003
Office (805) 639-9458
irinfo@catsolns.com

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